UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act 1934
(Amendment No.        )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

New Pacific Ventures, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form, Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

New Pacific Ventures, Inc.
Suite 213-630 Roche Point Dr.
Vancouver, British Columbia, Canada V7H 3A1

June 15, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of New Pacific Ventures, Inc. to be held at 604-750 W. Pender St. Vancouver, B.C. Canada V6C 2T7 on Monday, June 26, 2006 at 9:00 a.m. PST, local time.

At the annual meeting, you will be asked to elect three nominees for director, ratify the retention of an outside auditor, give authority to acquire additional properties, technologies and/or companies, give authority to seek additional funding, approve the acquisition of Tatonka Oil and Gas Company, LLC., approve a forward stock split, change the name of the Company to Tatonka Oil and Gas, Inc. upon the completion of its acquisition, approve the issuance of stock options and consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

It is important that your shares of New Pacific Ventures, Inc. common stock are represented at the annual meeting, whether or not you attend the annual meeting in person and regardless of the number of shares you own. To ensure that your shares of common stock are represented, we urge you to complete, sign, date and return your proxy card in the enclosed postage prepaid envelope. If you attend the annual meeting, you may vote in person even if you have previously submitted a proxy. Your prompt attention is greatly appreciated.

Very truly yours,

_________________________
Gerry Jardine
President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 26, 2006

New Pacific Ventures, Inc.
Suite 213-630 Roche Point Dr.
Vancouver, British Columbia, Canada V7H 3A1

June 15, 2006

To Our Shareholders:

On behalf of the Board of Directors, we are pleased to invite you to attend the New Pacific Ventures, Inc. 2006 Annual Meeting of Shareholders. The meeting will be held at 604-750 W. Pender St. Vancouver, B.C. Canada V6C 2T7 on Monday, June 26, 2006 at 9:00 a.m. PST, for the following purposes.

  To elect the Board of Directors for the following year; and

  To ratify the retention of Madsen & Associates, CPA's, Inc. as the Company's independent auditor for the fiscal year 2006; and

  To give authority to the Board of Directors and Officers of the Company to seek and acquire additional properties, technologies and/or companies through the issuance of its Common Stock, cash purchase or a combination of both, through merger, reverse takeover or acquisition; and

  To give authority, to the Board of Directors, and Officers of the Company, to seek funding through public offerings, private placements, commercial funding, or other sources of financing, to promote and expand operations; and

  To approve the acquisition of 100% of Tatonka Oil and Gas Company, LLC, a Colorado Limited Liability Company, through the issuance of 15,000,000 post forward split shares of the Company's $0.001 par value common stock; and

  To approve a four (4) for one (1) forward split of the Company's $0.001 par value common stock; and

  To ratify an amendment to the Company's Articles of Incorporation to change the Company's name to Tatonka Oil and Gas, Inc conditioned upon the completion of the Company's acquisition of Tatonka Oil and Gas Company, LLC.; and

  To approve the issuance of stock options to key personnel, consultants and directors; and

  The ratification of such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record as shown on the books of the Company at the close of business on June 5, 2006 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's Shareholders entitled to notice of, and to vote at, the Annual Meeting will be made available during regular business hours at the Company's Principal Executive Offices at Suite 213-630 Roche Point Dr. Vancouver, British Columbia, Canada V7H 3A1 from the date of this Notice for inspection by any Shareholder for any purpose regarding the Annual Meeting.

Those who cannot attend the Annual meeting of the shareholders are urged to sign, date, and otherwise complete the enclosed Proxy and return it promptly in the enclosed SELF ADDRESSED STAMPED envelope WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Any shareholder ATTENDING THE ANNUAL MEETING who has SUBMITTED a proxy, has the right to revoke it any time before it is voted.

By Order of the Board of Directors

_________________________
Director/President

PROXY STATEMENT

This Proxy Statement is furnished to Shareholders of New Pacific Ventures, Inc., ("New Pacific" or the "Company") a Colorado corporation, in connection with the solicitation of proxies by the Board of Directors of the Company, for use at the Annual Meeting of Shareholders of the Company to be held at 604-750 W. Pender St. Vancouver, B.C. Canada V6C 2T7, on June 26, 2006 at 9:00 a.m. PST, and at any and all adjournments of such meeting. The first date on which this Proxy Statement and the form of Proxy are first being mailed to Shareholders of the Company is on or about June 15, 2006.

The Board of Directors has fixed June 5, 2006, as the record date for determining Shareholders who are entitled to vote. All Shareholders are invited to attend the meeting, although only Shareholders of record at the close of business on June 5, 2006 will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 9,000,000 shares of its $.001 par value Common Stock, held of record by approximately thirty-two (32) stockholders. All shares have equal voting rights and are non-assessable. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. Each issued Common Share entitles its record owner to one vote on each matter to be voted upon at the meeting. The presence, in person or by proxy, of 4,500,001 shares will constitute a quorum.

Any shares, which are withheld or abstain from voting, will be counted for the purpose of obtaining a quorum. Shares held in "street name" by brokers or nominees, who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes "for" or "against" the proposals and will not be counted as shares voted on such matter.

The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals but will not affect the election of Directors.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company or by delivering a duly executed proxy bearing a later date.

All proxies will be voted in accordance with the instructions contained therein, if properly executed and not revoked. Proxies that are signed by Shareholders, but lack any such specification will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. The management of the Company does not know of any other matters which will be presented for action at the Annual Meeting, but the person, Gerry Jardine, named in the Proxy intends to vote or act with respect to any other proposal which may be presented for action in accordance with his best judgment. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by voting in person at the Annual Meeting.

The cost of the meeting, including the cost of preparing and mailing the Proxy Statement and Proxy/Ballot, will be borne by the Company, which is anticipated not to exceed $500.00 The Company may, in addition, use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold shares of the Company in nominee names, to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

DESCRIPTION OF MATTERS TO BE ACTED UPON AT THE MEETING

As set forth in the Notice of Meeting:

Proposal 1: To elect Directors for the Company's Board of Directors.

The Board of Directors has determined that there will be three (3) directors of the Company elected at the Annual Meeting. The Board of Directors has nominated Gerry Jardine, Brent Petterson and Roy Brown. In the absence of other instructions, the proxies will be voted for each of the individuals named below, each of whom the Board proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept the nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board.

The Board recommends a vote FOR the election of each of the nominees listed below.

Director Information:

Gerry Jardine. Mr. Jardine has been President/CEO and a director of New Pacific since its inception. Mr. Jardine from 1999 to the present has been the Secretary/Treasurer, Director of Prefco Enterprises Inc., a public Canadian construction/development company. From 1989 to 2004, Mr. Jardine has been President/CEO and a director of Truax Venture Corporation, a Canadian public exploration company. Additionally, from 1996 to the present, Mr. Jardine has been the President of Amcan Fiscla Consultants Inc., a private consulting company. From 1986 to 1997, Mr. Jardine was the President/CEO, director of PowerTech Industries Inc., a Canadian public company involved in the manufacture and sales of HVAC equipment.

Brent Petterson. Mr. Petterson has been the Secretary/Treasurer and a director of New Pacific since its inception. Mr. Petterson obtained his Certified General Accountant designation in 1989 and has 15 years of public practice accounting experience as well as three (3) years of property management experience. Mr. Petterson is the president of Hiatt Management Ltd., a real estate investment company since 1996, and Acony Belle Management Ltd., a financial consulting company since 2001.

Roy Brown. Mr. Brown has been a director of New Pacific since its inception. From 1991 to the present, Mr. Brown has been the president of Roymor Market Services Inc., a private company, which is in the business of assisting private and public companies in identifying sources of capital. Mr. Brown currently is a consultant to Zena Capital Corp, which is involved in barite mining in South

Central British Columbia, Canada. From 1996 to 1997, Mr. Brown was a director of International Kirkland Minerals, a publicly listed company involved in nickel exploration in Ontario. From 1995 to 1996, Mr. Brown was a consultant to Opawica Explorations, which was involved in mineral exploration in Ghana, Africa, Peru, South America and Canada. From 1968 to 1991, Mr. Brown was the President of R & B Management Inc., a company engaged in the managing and marketing of Canadian companies. In the late 1980's, Mr. Brown was President of Halley Resources and Chairman of Surf Inlet Mines, both public listed companies involved in mine development and exploration.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date hereof, based on information obtained from the persons named below, with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each director and officer of the Company and (iii) all directors and officers as a group:

Title of Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percentage of Class
Common Stock Common Stock Common Stock Common Stock

Brent Petterson
603-1500 Ostler Court
North Vancouver, B.C.,Canada, V9G 2S2

Roy Brown
#3-15133-29A Avenue
Surrey, B.C.,Canada V4P 3G4

Gerry Jardine
15311 Victoria Avenue
White Rock, B.C.,Canada V4B 1G9

Total Officers, Directors of New Pacific's common stock as a group:

		1,000,000 1,000,000 1,000,000 3,000,000	11.11% 11.11% 11.11% 33.33%

[1] No security holder listed above owns any warrants, options or rights.

[2] Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our officers and directors and persons owning more than ten percent (10%) of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-B under the 34 Act requires us to identify in our Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section: All of New Pacific's officers or directors, and all persons owning more than ten percent of the Company's shares have filed the required subject reports.

Directors' Compensation

During fiscal 2005, New Pacific did not compensate any of its Directors for their services as Directors for the Company.

Directors, Executive Officers, Promoters and Control persons

The Directors and Officers of New Pacific are as follows:

Name	Age	Office
Gerry Jardine* Brent Petterson* Roy Brown*	53 43 59	President/CEO/Director Secretary-Treasurer/Director Director

* These persons may be deemed "promoters" of the Company as that term is defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Current Executive Officers and Directors

Gerry Jardine. Mr. Jardine has been President/CEO and a director of New Pacific since its inception. Mr. Jardine from 1999 to the present has been the Secretary/Treasurer, Director of Prefco Enterprises Inc., a public Canadian construction/development company. From 1989 to 2004, Mr. Jardine has been President/CEO and a director of Truax Venture Corporation, a Canadian public exploration company. Additionally, from 1996 to the present, Mr. Jardine has been the President of Amcan Fiscla Consultants Inc., a private consulting company. From 1986 to 1997, Mr. Jardine was the President/CEO, director of PowerTech Industries Inc., a Canadian public company involved in the manufacture and sales of HVAC equipment.

Brent Petterson. Mr. Petterson has been the Secretary/Treasurer and a director of New Pacific since its inception. Mr. Petterson obtained his Certified General Accountant designation in 1989 and has 15 years of public practice accounting experience as well as three (3) years of property management experience. Mr. Petterson is the president of Hiatt Management Ltd., a real estate investment company since 1996, and Acony Belle Management Ltd., a financial consulting company since 2001.

Roy Brown. Mr. Brown has been a director of New Pacific since its inception. From 1991 to the present, Mr. Brown has been the president of Roymor Market Services Inc., a private company, which is in the business of assisting private and public companies in identifying sources of capital. Mr. Brown currently is a consultant to Zena Capital Corp, which is involved in barite mining in South Central British Columbia, Canada. From 1996 to 1997, Mr. Brown was a director of International Kirkland Minerals, a publicly listed company involved in nickel exploration in Ontario. From 1995 to 1996, Mr. Brown was a consultant to Opawica Explorations, which was involved in mineral exploration in Ghana, Africa, Peru, South America and Canada. From 1968 to 1991, Mr. Brown was the President of R & B Management Inc., a company engaged in the managing and marketing of Canadian companies. In the late 1980's, Mr. Brown was President of Halley Resources and Chairman of Surf Inlet Mines, both public listed companies involved in mine development and exploration.

Executive Compensation.

New Pacific as of the fiscal year ended October 31, 2005, did not compensate any of its Officers or Directors for their services. However, New Pacific may during the course of the current year, decide to compensate its Officers for their services and to compensate its Directors for serving on the Company's Board of Directors.

Additional Information about the Board of Directors

The Board held no meetings during fiscal 2005.

Certain Relationships and Related Transactions

None of the Directors or Officers of the Company, nor any proposed nominee for election as a Director of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any promoter of the Company, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of the Company's incorporation or in any presently proposed transaction which, in either case, has or will materially affect the Company. The Company has not entered into transactions with any member of the immediate families of the foregoing persons, nor is any such transaction proposed.

There are no family relationships among any of the Directors or Executive Officers of New Pacific.

Committees

New Pacific is still in the pre-exploration stage and has not, as yet, generated any revenues nor has it established a compensation plan or paid any of its officers and directors. The Company; therefore, has not yet established an audit, compensation, or executive committee. In the future, as the Company begins to generate revenues and to compensate its officers and directors, the Company will establish the required committees.

Proposal 2: To ratify the retention of Madsen & Associates, CPA's, Inc. as the Company's independent auditor for the fiscal year ending October 31, 2006.

Subject to ratification by the Shareholders, the Board has selected Madsen & Associates, CPA's, Inc., independent accountants, to audit the financial statements of the Company for the fiscal year ending October 31, 2006. Madsen & Associates, CPA's, Inc. served as the Company's independent accountant for the year ended October 31, 2005.

Representatives of Madsen & Associates, CPA's, Inc. are not expected to be present at the Annual Meeting of Shareholders'. However, if such representatives are present, they will have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

The Board recommends a vote FOR the ratification of the appointment of Madsen & Associates, CPA's, Inc. as the Company's independent accountants.

A vote in favor of this proposal will give the Board of Directors the authority to retain Madsen & Associates, CPA's, Inc. as the Company's independent auditor for the fiscal year ending October 31, 2006.

Independent Auditors Fees and Other Matters

Audit Fees: The Company's auditor is Madsen & Associates, CPA's, Inc., located at 684 East Vine St. Suite 3, Murray, Utah 84107. The Company paid their auditor $3,500 in audit and review fees for the fiscal year ended October 31, 2005, and $2,015 for fiscal 2004.

Audit-Related Fees: The Company paid nil in audit-related fees for 2005 and $1,395 in audit-related fees for fiscal 2004.

Tax Fees: The Company did not pay its auditor any fees related to tax compliance, tax advice, and tax planning for the fiscal years ended October 31, 2005 or 2004.

All Other Fees: The Company did not pay its auditor any fees related to any other products or services.

The Company has not established an audit committee, therefore, there have been no pre-approved policies and procedures established by such.

The Company's board of directors has determined that the provision of services by Madsen & Associates, CPA's., as set forth above, is compatible with maintaining Madsen & Associates, CPA's independence.

Proposal 3: To give authority to the Board of Directors and Officers of the Company to seek and acquire additional properties, technologies and/or companies through the issuance of its Common Stock, cash purchase or a combination of both, through merger, reverse takeover or acquisition.

The Board recommends a vote FOR giving authority to the Board to negotiate any potential merger or acquisition.

A vote in favor of this proposal will give authority to the Board of Directors to increase its assets and make other markets available to the Company. In addition, through any merger or acquisition, the Company may have the potential to acquire new properties/technologies developed in the industry without incurring the costs of Research and Development.

Proposal 4: To give authority to the Board of Directors and Officers of the Company to seek funding through public offerings, private placements, commercial funding or other sources of financing, to promote and expand the Company's operations.

The Board recommends a vote FOR giving authority to the Board to seek additional funding.

A vote in favor of this proposal will give authority to the Board of Directors to raise additional capital for the Company through the issuance of stock from the Company's treasury. The additional capital may enable the Company to expand its market. In the event that the Board of Directors elects to do such, the result could be a dilution of the current shareholders equity. In addition, in order to increase the capital position of the Company, the Board of Directors will be able to borrow funds on the Company's behalf, thus, placing the Company in a debt position consequently, incurring extra costs through the payment of interest expenses. If the Company finds that it is unable to repay any debt authorized by the Board of Directors, the Company may experience a loss in value.

Proposal 5: To, approve the acquisition of Tatonka Oil and Gas Company, LLC., a Colorado corporation, through the issuance of 15,000,000 post forward split shares of the Company's $0.001 par value common stock.

The Board recommends a vote FOR approving the acquisition of Tatonka Oil and Gas Company, LLC. and the issuance of 15,000,000 shares of the Company's $0.001 par value common stock as it relates to the acquisition.

A vote in favor of this proposal will authorize the Board of Directors to acquire Tatonka Oil and Gas Company, LLC. and its mineral properties, which will increase the Company's, assets and possibly begin to generate revenues for the Company. Additionally, present shareholders will incur a substantial dilution by the issuance of the 15,000,000 shares of the Company's $0.001 par value common stock. A copy of the non-binding Letter of Intent ("LOI") is attached hereto as Exhibit "A".

Proposal 6: To approve a four (4) for one (1) forward split of the Company's $0.001 par value common stock.

The Board recommends a vote FOR approving the forward common stock split.

A vote in favor of this proposal will allow the Company to move forward and complete the acquisition of Tatonka Oil and Gas Company, LLC., pursuant to the terms of the proposed Agreement.

Proposal 7: To ratify an amendment to the Company's Articles of Incorporation to change the Company's name to Tatonka Oil and Gas, Inc. upon the completion of the acquisition of Tatonka Oil and Gas Company, LLC.

The Board recommends a vote FOR amending the Company's Articles of Incorporation to change the name of the Company.

A vote in favor of this proposal will allow the Company to move forward and complete the proposed acquisition of Tatonka Oil and Gas Company, LLC.

Proposal 8: To approve the issuance of stock options to key personnel, consultants and directors.

The Board recommends a vote FOR approving the issuance of stock options.

A vote in favor of this proposal will allow the Company to attract and to induce the continued retention of key employees, consultants and qualified directors.

Other Business

The Board of Directors is not aware of any business to come before the meeting other than those matters described above in the proxy statement. If, however, any other matters should properly come before the meeting, it is intended that holders of proxies will act in accordance with their judgement on such matters.

Shareholder Proposals

Shareholders who wish to present proposals for action at the Annual Meeting of Shareholders to be held in 2007, should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Information/Proxy Statement. The Secretary must receive proposals no later than February 28, 2007, for inclusion in next year's proxy statement.

Stockholders who wish to make a proposal at the 2007 Annual Meeting of Stockholders other than one that will be included in the Company's proxy materials should notify the Company not later than September 30, 2007 and no earlier than June 1, 2007. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, management may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

Annual Report

New Pacific will provide without charge to each such shareholder, upon the written request of such person, a copy of the Company's Form 10-KSB for the year ending October 31, 2005. Such written requests should be sent to Gerry Jardine, President, New Pacific Ventures, Inc., Suite 213-630 Roche Point Dr., Vancouver, British Columbia, Canada V7H 3A1

Quarterly Report

New Pacific will provide without charge to each such shareholder, upon the written request of such person, a copy of the Company's Form 10-QSB for the quarter ending July 31, 2005. Such written requests should be sent to Gerry Jardine, President, New Pacific Ventures, Inc., Suite 213-630 Roche Point Dr., Vancouver, British Columbia, Canada V7H 3A1

Market for Common Equity and Related Stockholder Matters

The Company's initial registration statement was declared effective by the Securities and Exchange Commission in March of 2004.

In July of 2004, Aegis Capital Corp, on behalf of New Pacific, filed a Form 15c2-11 with the NASD, to have the Company's common stock traded on the OTCBB. As of the date of this filing, the Form 15c2-11 filing for New Pacific has been approved and the Company's Common Stock, par value $.001, currently trades on the OTC Bulletin Board (OTCBB) with the symbol of NPFV. As of the Company's fiscal year ended October 31, 2005, there were no shares traded through the National Association of Securities Dealers.

The market price information for the Company's common equity pursuant to Item 201(a)(i)(iii) for each fiscal quarter from July 31, 2005, through December 31, 2005, was as follows:

Range       High: $0.10       Low: $0.10

The above high and low price quotations were derived from the NASD. These quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not represent actual transactions and have not been adjusted for stock dividends or splits.

No dividends have been declared with respect to the Common Stock since the Company's inception, and the Company does not anticipate paying dividends in the foreseeable future. However, there are no restrictions on the ability of the Company to declare dividends on its Common Stock.

As of the date hereof, there are 3,000,000 shares of Common Stock that could be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

Holders of Record:

As of October 31, 2005, there were 32 holders of record of New Pacific Venture's Common Stock.

EXHIBIT "A"

Tatonka Oil & Gas Company, LLC

Privileged and Confidential

May 3, 2006

Mr. Gerry Jardine
New Pacific Ventures, Inc.
213-630 Roche Point Dr.
Vancouver, British Columbia,
Canada V7H 3A1

Re:    New Pacific Ventures, Inc.
         Nonbinding Letter of Intent

Dear Mr. Jardine:

We understand that there are presently 9,000,000 $0.001 par value common shares that are issued and outstanding of Hew Pacific Ventures, Inc. (the "Company"). The Company is a Colorado Corporation, which was incorporated on May 22, 2002 with authorized common stock of 100,000,000 shares at $0.001 par value and preferred stock of 25,000,000 shares at $0.001 par value. The Company is a public corporation, has minimal assets and has approximately thirty-two (32) shareholders and is looking for a new acquisition of an operating business or assets.

You have offered the following proposed scenario:

  The Company will agree to a four (4) for one (1) forward split crating a total of 36,000,000 common shares that will be issued and outstanding.

  The Directors will agree to irrevocably return to the treasury a total of 6,000,000 shares leaving a total of issued and outstanding shares of 30,000,000 after the forward split.

  The Company will agree to issue an additional 15,000,000 new shares for the purchase of 100% of the shares of Tatonka Oil & Gas Company, LLC ("Tatonka"), which owns oil and gas leases, resulting in a total of issued and outstanding common shares of 45,000,000.

The Company will then issue post transaction shares of 10,000,000 shares at $1.00 per share and 10,000,000 warrants to purchase 10,000,000 shares of common stock exercisable at $3.00 per share. The Company will exert its best effort to be listed on the American Stock Exchange at completion of the offering.

The parties agree that this non-binding Letter of Intent (the "LOI") set forth an outline of the material terms and conditions for the contemplated and proposed combination. This LOI will be followed by a Definitive Agreement (the "Definitive Agreement") subject to the approval by all parties.

By this LOI, Tatonka is accepting your non-biding offer, subject to the terms and conditions set forth below:

  The transaction will close 30 days from this date or sooner at the Company's option, unless the date of closing is extended by agreement between us.

  During the period between this date and the closing, you will provide to Tatonka and attorneys corporate books, records and documents for review, as part of a due diligence. This will specifically include, but not by way of limitation, the Minute Books and Stock books of the Company.

  You will instruct the Company's outside CPA's and attorneys to interface with Tatonka's agents to provide all information about the Company and answer all questions.

  Tatonka's agent's will conduct a diligence review of the Company, and will contact directly, or through agents, the company's officers, directors, attorney's, outside CPA's, existing creditors, and potential creditors, in connection with this review.

  Tatonka must approve the condition of the Company, as a condition precedent to go forward and close the transaction. If Tatonka disapproves the condition of the Company, we will notify you in writing prior to the date for closing, and upon such notification this Agreement shall automatically terminate and be of no further force or effect.

  Prior to closing attorneys for Tatonka will prepare a detailed representation Agreement, which shall contain the representations and warranties you will be required to make as an officer on behalf of the Company, and as the Seller of the Control Block of Stock.

  We shall each bear our own costs associated with the transaction contemplated by this Agreement.

  During the period of due diligence review, you agree not to offer the shares for sale to anyone else; or enter into any transaction, nor to provide any information to any other potential Company regarding any transactions.

  Tatonka will provide to the Company audited financial statements for its most recent year end and oil and gas reports in respect to its oil and gas projects, which shall be subject to due diligence review and compliance by the Company.

Definitive Documents.

Unless and until the definitive documents are executed and delivered, neither of the undersigned will have any right or obligation under this LOI. It is anticipated that the definitive documents will contain provisions in addition to, but consistent with, the foregoing that are customary in similar agreements, including, without limitation, provisions regarding confidentiality, acceptance, warranties, limitations on warranties and liabilities, audit rights, publicity, termination, force majeure and other adjustments.

Expenses.

Both parties will be responsible for all necessary and reasonable expenses of the due diligence process they may undertake on the other.

If the above terms are acceptable, please sign below, whereby this shall become a binding Agreement between us.

Very truly yours,

TATONKA OIL & GAS COMPANY, LLC

By: _________________________

New Pacific ventures, Inc.

Accepted and Agreed:
Gerry Jardine

By: _________________________

New Pacific Ventures, Inc.
The Board of Directors solicits this Proxy
for the Annual Meeting of Shareholders
to be held on June 26, 2006

The undersigned hereby constitutes and appoints, Gerry Jardine, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of New Pacific Ventures, Inc., ("New Pacific" or the "Company") to be held June 26, 2006, 9:00 a.m. PST, located at 604-750 W. Pender St. Vancouver, B.C. Canada V6C 2T7, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Shareholders dated June 15, 2006, and the accompanying Proxy Statement of the Company.
1. Election of the Board of Directors until the next Annual Shareholders' Meeting	[ ] For all nominees listed below (except as marked to the contrary
	Vote for the nominee	Vote against the nominee	Withhold authority to vote for nominee
1. Gerry Jardine	[ ]	[ ]	[ ]
2. Brent Petterson	[ ]	[ ]	[ ]
3. Roy Brown	[ ]	[ ]	[ ]

Support the Board of Directors of New Pacific Ventures, Inc. by approving the re-election of Gerry Jardine, Brent Petterson and Roy Brown to the Board of Directors for the following year's term.

2. Ratify the engagement of Madsen & Associates, CPA's as the Company's independent auditor for the fiscal year ending October 31, 2006	[ ] For the proposal	[ ] Against the proposal	[ ] Abstain vote for the proposal

Approve management's selection of Madsen & Associates, CPA's. as the Company's independent auditor for the fiscal year ending October 31, 2006.
3. Allow the Board of Directors and Officers of the Company to seek and acquire additional properties, technologies and/or companies	[ ] For the proposal	[ ] Against the proposal	[ ] Abstain vote for the proposal

Support the Board of Directors and Officers of the Company to seek and acquire additional properties, technologies and/or companies through the issuance of its Common Stock, a cash purchase or a combination of both, through merger, reverse takeover or acquisition.
4. Allow the Board of Directors and Officers of the Company to seek funding to promote and expand the Company's operations.	[ ] For the proposal	[ ] Against the proposal	[ ] Abstain vote for the proposal

Support the Board of Directors of the Company, in the allowance of the Board to continue to seek funding through public offerings, private placements, commercial funding, or other sources of financing.

5. Approve the acquisition of Tatonka Oil and Gas, LLC. By the issuance of 15,000,000 shares of common stock	[ ] For the proposal	[ ] Against the proposal	[ ] Abstain vote for the proposal

Support the Board of Directors of the Company and approve the acquisition of Tatonka Oil and Gas, LLC by the issuance of 15,000,000 post forward split shares of the Company's $0.001 par value common stock.

6. Approve a four (4) for one (1) forward split of the Company's $0.001 par value common stock.	[ ] For the proposal	[ ] Against the proposal	[ ] Abstain vote for the proposal

Support the Board of Directors and approve a four (4) for one (1) forward split of the Company's $0.001 par value common stock.
7. Ratify an amendment to the Company's Articles of Incorporation to change the name of the Company to Tatonka Oil and Gas, Inc. upon the completion of its acquisition	[ ] For the proposal	[ ] Against the proposal	[ ] Abstain vote for the proposal

Support the Board of Directors of the Company and ratify an amendment to the Company's Articles of Incorporation to change the Company's name from New Pacific Ventures, Inc. to Tatonka Oil and Gas, Inc.
8. Approve the issuance of stock options to key personnel, consultants and directors.	[ ] For the proposal	[ ] Against the proposal	[ ] Abstain vote for the proposal

Support the Board of Directors of the Company and approve the issuance of stock options to key personnel, consultants and directors.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8.

2

Please sign exactly as your name appears on the shareholder records of the Company. If shares are held in the names of more than one person, each joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the respective capacities in which they sign. Attorneys must submit Powers of Attorney.

Shareholder name (please print)

Shareholder signature

Shareholder name (please print)

Shareholder signature

Date

Number of shares voted

BY THE ORDER OF THE BOARD OF DIRECTORS

Gerry Jardine, President
June 15, 2006

3